FIRST AMENDMENT TO THE

TRUST FOR PROFESSIONAL MANAGERS

OPERATING EXPENSE LIMITATION AGREEMENT

with

CROSSINGBRIDGE ADVISORS, LLC

THIS FIRST AMENDMENT dated as of October 24, 2019, to the Operating Expense Limitation Agreement, dated as of November 3, 2017 (the “Agreement”), is entered into by and between Trust for Professional Managers (the “Trust”), on behalf of the series of the Trust as indicated on Schedule A to the Agreement, as may be amended from time to time (the “Fund”), and CrossingBridge Advisors, LLC (hereinafter called the “Adviser”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and the Adviser desire to amend the Agreement to reduce the Annual Limit (as that term is defined in the Agreement) for the CrossingBridge Low Duration High Yield Fund by 0.10%, effective November 1, 2019; and

WHEREAS, the Agreement allows for the amendment of Schedule A to the Agreement by a written instrument executed by both parties;

NOW, THEREFORE, the parties agree as follows:

Amended Schedule A of the Agreement is hereby superseded and replaced with Amended Schedule A attached hereto, for the purpose of revising the Annual Limit for the CrossingBridge Low Duration High Yield Fund.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS on behalf its series listed on Schedule A	CROSSINGBRIDGE ADVISORS, LLC

By: /s/ John P. Buckel	By: /s/ David K. Sherman
Name: John P. Buckel	Name: David K. Sherman
Title: President	Title: Authorized Agent

Amended Schedule A
to the

TRUST FOR PROFESSIONAL MANAGERS

OPERATING EXPENSE LIMITATION AGREEMENT

with

CROSSINGBRIDGE ADVISORS, LLC

Series and Class of Trust for Professional Managers	Operating Expense Limitation as a Percentage of Average Daily Net Assets
CrossingBridge Low Duration High Yield Fund	0.80%

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